UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of1934

                       Date of Report: December 16, 1996

                        COMMISSION FILE NUMBER: 0-19064

                                 NEMDACO, INC.
              ----------------------------------------------------
              Exact name of Registrant as specified in its charter

          Colorado                                      84-1027731
          --------                                      ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

       9 Buckskin Road, Bell Canyon,                    California  91307
Address of principal executive offices                       Zip Code

      Registrant's telephone number, including area code:  (818) 884-4770

Former name, former address and former fiscal year, if changed since last report:

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ITEM 1:  NOTICE REGARDING ACQUISITION of all of the ASSETS OF HYDROPONIX, INC.

         The Company advises that it has entered into an agreement with Hydroponix, Inc., a Puerto Rican corporation to acquire all it's assets. The Company is forming a new Subsidiary, a Nevada Corporation, that will be the Buyer of the assets. The purchase price is 3,000,000 shares of the to be formed Subsidiary. Current management of Hydroponix, Inc., will continue to operate the Company. Jeff Bender will be a member of the Subsidiary's Board of Directors along with Robert Manning and David Duty the Founders of Hydroponix, Inc.

     Further, under the terms of the Agreement the Company has no obligation to provide any financial support for the new Subsidiary or the
on going operations of the   Subsidiary after the close of the proposed
transaction.   The Company will provide management support and will aid
in the negotiations with the Government of Puerto Rico for grants, loans, tax incentives and other financial programs that are offered by said Government.

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                                   SIGNATURES



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                        NEMDACO, INC.
                                                       (Registrant)


                                                       /S/ Jeff Bender
                                                       By: Jeff Bender
                                    Chairman of the Board of Directors
Date: December 16, 1996